UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 4, 2011
(Date of earliest event reported)

NATIONAL INVESTMENT MANAGERS INC.
(Exact name of registrant as specified in its charter)

Florida	333-160488	59-2091510
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

485 Metro Place South, Suite 275 Dublin, Ohio 43017
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (614) 923-8822

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 1.01        Entry into a Material Definitive Agreement

Merger Agreement

On March 7, 2011, National Investment Managers Inc. (the “Company”) entered into an Agreement and Plan of Merger (the "Merger Agreement") by and between DTE Merger Corp, a Florida  corporation (“Merger Corp”), providing for a merger (the “Merger”) pursuant to which the Company will be acquired by an entity owned and controlled by Stonehenge Opportunity Fund III, LP, an entity managed by Stonehenge Partners, Inc. ("Stonehenge"), for $42.5 million in cash, subject to working capital adjustments.  A copy of the press release dated March 8, 2011 announcing the Merger Agreement is filed herewith as Exhibit 99.1.

The description of the Merger Agreement set forth below is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1.

Subject to the terms and conditions set forth in the Merger Agreement, Merger Corp will merge with and into the Company.  The Company will be the surviving corporation in the Merger (the “Surviving Corporation”).  At the effective time of the Merger (the “Effective Time”):

•
Each share of Merger Corp stock will be converted into a share of the Surviving Corporation's stock.  Because a supermajority of Merger Corp’s stock is owned by a Stonehenge affiliate, this conversion will result in the Surviving Corporation (i.e., the Company) being controlled by Stonehenge.

•	Each share of the Preferred and Common stock of the Company will be cancelled and automatically converted into the right to receive an amount of cash as described below.

At the time of the Merger, Merger Corp will pay cash to the Company of $42.5 million, which amount is subject to working capital adjustments provided for in the Merger Agreement (the “Merger Consideration”). The Merger Consideration will be used as follows:

•	first, the Surviving Corporation will pay its outstanding debt and certain other specified liabilities and outstanding expenses specified in the Merger Agreement (the “Closing Disbursements”); and

•
second, the Surviving Corporation will pay the amount remaining after satisfaction of the Closing Disbursements (the “Shareholder Proceeds”)  to an exchange agent (the “Exchange Agent”) for distribution to the Company’s shareholders.

The Merger Agreement provides that Shareholder Proceeds will be distributed to shareholders of the Company according to the following formula (the “Allocation Formula”) as follows:

(a)  First, the holders of Series A Preferred Stock will receive its Stated Value of $0.50 per share (the “Series A Consideration”); and

(b)  Second, the holders of Common Stock will receive 12% of the Shareholder Proceeds remaining after payment of the Series A Consideration; and the 88% balance of such remaining Shareholder Proceeds (the “Junior Preferred Consideration”) shall be distributed to the holders of the Series B, C, D and E Preferred Stock (the “Junior Preferred Stock”).

(c)  The Junior Preferred Consideration shall be distributed among the respective Series of Junior Preferred Stock as follows:

(i)  25.77% to the holders of the Series B Preferred Stock;
(ii) 28.83 % to the holders of the Series C Preferred Stock;
(iii) 26.49% to the holders of the Series D Preferred Stock; and
(iv) 18.91% to the holder of the Series E Preferred Stock.

Within each such Series, the distribution shall be ratable in accordance with the number of shares of such Series held by each holder thereof.  Solely for purposes of the Allocation Formula, CCM Master Qualified Fund LTD and CCM SPV II LLC shall be deemed to own 83,333 shares of Series C Preferred Stock in addition to the Series C Preferred Stock actually held by them.  The additional shares will be deemed issued as a result of a litigation settlement with certain holders of Series C Preferred reported in the Company's Current Report on Form 8-K filed on December 1, 2010.

The Company expects that the amount of Shareholder Proceeds will be $8 million.  Shareholder Proceeds in that amount would be distributed as follows:

Class/Series	Original Purchase Price	Distribution
Series A Preferred Stock	$0.50 per share	$0.50 per share
Series B Preferred Stock	$1.00 per share	$0.43 per share
Series C Preferred Stock	$6.00 per share	$2.41 per share
Series D Preferred Stock	$10.00 per share	$3.95 per share
Series E Preferred Stock	$100.00 per share	$38.55 per share
Common Stock	Various	$0.02 per share

Completion of the Merger is subject to a number of conditions, including approval of each of the Company's Series of outstanding Preferred Stock and approval of a majority of the votes attributable to the Company's outstanding Preferred and Common Stock, voting as a single class (with each Preferred share having the number of votes corresponding to the number of shares of Common Stock into which it may be converted).

The Company will hold a Special Meeting of Shareholders (the "Special Meeting") to be held on March 18, 2011 at 9:00 a.m. (Eastern Time) at the offices of Dinsmore & Shohl LLP, 255 East Fifth Street, Cincinnati, Ohio.  The purposes of the Special Meeting are to consider approval of the Merger Agreement and related amendments to the terms of the Company's Preferred Stock.  Only shareholders of record at the close of business on February 23, 2011 will be entitled to vote at the Special Meeting

As reported in the Company's Current Reports on Form 8-K filed on December 1 and 9, 2010, the Company has obtained Voting Agreements (the “Voting Agreements”) from holders of Preferred and Common Stock containing voting commitments sufficient to assure all required shareholder approvals of the matters to be considered at the Special Meeting.

The Company is mailing a Notice of Special Meeting, Proxy Statement and form of Proxy (the "Proxy Materials") to shareholders in connection with the solicitation of votes in favor of the matters to be considered at the Special Meeting.  As a result of the termination in 2009 of the registration of the Company's Common Stock under Section 12(g) of the Securities Exchange Act of 1934, the Company's solicitation of proxies for the Special Meeting is not subject to the Federal proxy rules and the Proxy Materials will not be filed with the Commission.   Nevertheless, the Proxy Materials will be available on-line at https://materials.proxyvote.com/63654V and copies of these documents can be obtained by calling (614) 923-8826.

The Company had previously reported a non-binding letter of intent with Stonehenge at a proposed purchase price of $48 million.  The purchase price was re-negotiated to $42.5 million as a result of higher than expected terminations of retirement plans under administration, and lower than anticipated sales, resulting in a consequent reduction to the Company’s 2011 financial forecast.

Forbearance Agreement Extensions

On March 4, 2011, the Company entered into amendments (the “Amendments”) to the Revolving Line of Credit and Term Loan Agreement (the “Senior Loan Agreement”) with RBS Citizens Bank, National Association (the “Senior Lender”), and the Securities Purchase and Loan Agreement  (the “Subordinated Senior Agreement”) with certain affiliates of Woodside Capital Partners (the “Subordinated Senior Lenders”) to extend the periods during which the Senior Lender and the Subordinated Senior Lenders had previously agreed to forbear from accelerating or otherwise enforcing their respective rights with respect to identified events of default and anticipated events of default.  The Amendment to the Senior Loan Agreement extends the end of the forbearance period to March 31, 2011.  The Amendment to the Subordinated Senior Agreement extends the end of the forbearance period to March 31, 2011.

The above descriptions are qualified in their entirety by reference to the text of the Amendments, copies of which are filed herewith as Exhibits 4.86 and 4.87.

Concession Agreements

The Preferred and Common Stockholders who signed Voting Agreements referred to above have agreed to vote in favor of the Merger, provided that Shareholder Proceeds equal or exceed $8 million.  The Company currently believes, based on its estimates of near-term financial results, that the calculation of Shareholder Proceeds at Closing would be somewhat less than $8 million without the concessions described below.

The Company has obtained agreements from certain parties (the “Participating Parties”) to contribute up to a total of $725,000 to fund any shortfall (a “Funding Gap”) in the amount of cash available necessary to permit a distribution of $8 million of Shareholder Proceeds and is seeking an additional $50,000 from a party to be named. The Participating Parties are the Company's Senior Lender and Subordinated Senior Lenders, the Series A Preferred and Series C Preferred shareholders who have agreed to settle certain litigation with the Company (as reported in the Company's Current Report on Form 8-K filed on December 1, 2010) and the Company’s Chief Executive Officer.  The Participating Parties would make such contributions by accepting lesser amounts than they would otherwise be owed upon consummation of the Merger.

Specifically, Company’s Senior Lender has agreed to contribute a fixed amount of $50,000 toward the Funding Gap (as shown below).   The other parties have agreed to contribute the following percentages of the Funding Gap (up to the maximum indicated amounts) remaining after the Senior Lender's contribution:

Participating Party	Percentage	Maximum Contribution

Variable Amounts
Subordinated Senior Lenders	41.38%	$300,000
Settling Series A Holder	10.34%	$75,000
Settling Series C Holders	13.79%	$100,000
Steven J. Ross (CEO)	27.59%	$200,000
To Be Named	6.90%	$50,000

Variable Totals	100%	$725,000

Fixed Amount
Senior Lender	N/A	$50,000

Aggregate Total	N/A	$775,000

The agreements of the Participating Parties are subject to the “To Be Named” party listed above being identified and agreeing to contribute on the basis set forth above prior to the closing of the Merger.  If the “To Be Named” party agrees to contribute a fixed $50,000, the above percentages will be adjusted accordingly.

The commitments of the Participating Parties apply to a Merger that closes on or prior to March 31, 2011.

Forward Looking Statements

This Current Report contains statements that are considered forward-looking under the Private Securities Litigation Reform Act of 1995, including statements about the Company’s future prospects and the expected closing of the proposed Merger.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of uncertainties and risks, and actual results may differ materially from those indicated in the forward-looking statements. These uncertainties and risks include the ability of the Company to complete the proposed Merger on the terms contemplated by the Merger Agreement.  Further information about other relevant risks and uncertainties may be found in the Company’s filings with the Commission. The Company disclaims any duty to update any of such forward-looking statements.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company has an employment agreement with Steven, J. Ross, its Chief Executive Officer, under which he is to receive a one-time cash payment of $700,000 in the event of a change of control of the Company (such as consummation of the Merger) to reward him for his contributions and efforts to the Company related to its recapitalization process, plus continuation of medical benefits through December 31, 2011 should his employment be terminated related to a change of control.  In order for Mr. Ross to be eligible for such payment and benefits, the triggering change of control must occur on or prior to March 31, 2011.

As reported above, Mr. Ross is a Participating Party who has agreed to contribute toward the closing of a Funding Gap up to $200,000 of the change of control payment otherwise due to him if the Merger closes on or prior to March 31, 2011.  In consideration of this agreement, the Company has agreed that in the event of a change of control of the Company (as defined) that occurs after March 31, 2011 and prior to June 30, 2011, Mr. Ross will receive a one-time payment of $500,000 if the change of control transaction results in a distribution of cash proceeds to shareholders of at least $8 million.

Item 7.01          Regulation FD Disclosure

The Company is furnishing herewith preliminary unaudited consolidated financial statements (excluding notes to consolidated financial statements) for the year ended December 31, 2011 and audited consolidated financial statements for the year ended December 31, 2010, together with management commentary, which it intends to include in the Proxy Statement to be mailed to shareholders as described above.  Such preliminary unaudited consolidated financial statements are being furnished in accordance with Regulation FD under the Securities Act of 1934, and are not to be considered as being filed with the Commission.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated March 7, 2011 by and between DTE Merger Corp. and National Investment Managers Inc.

4.86
Thirteenth Amendment to Revolving Line of Credit and Term Loan Agreement made as of March 4, 2011 by and among RBS Citizens, National Association, National Investment Managers Inc. and certain subsidiaries of National Investment Managers Inc., as guarantors.

4.87
Amendment No. 11 to Securities Purchase and Loan Agreement made as of  March 4, 2011 by and among National Investment Managers Inc., certain of its subsidiaries, as guarantors, Woodside Capital Partners IV, LLC, Woodside Capital Partners IV QP, LLC, Woodside Capital Partners V, LLC, Woodside Capital Partners V QP, LLC and Woodside Agency Services, LLC

10.116	Agreement entered by and between the Company and Steven J. Ross dated March 7, 2011

99.1	Press Release of the Company dated March 8, 2011.

99.2
Preliminary unaudited consolidated financial statements (excluding notes to consolidated financial statements) for the year ended December 31, 2011 and audited consolidated financial statements for the year ended December 31, 2010, together with management commentary (furnished but not filed)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Investment Managers Inc.

Date: March 8, 2011	By:	/s/ Steven J. Ross
Name: Steven J. Ross
Title: Chief Executive Officer